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                                 [LETTERHEAD]


30 JULY 1998


MR. RICHARD L. LEDBETTER
PRESIDENT/CEO
First National Bank of Farmington
P.O. Box 4540
Farmington, NM 87499

SUBJECT:  Resignation First Place Financial Board

Dear Mr. Ledbetter:

It is with regret that I submit my resignation to the First Place Financial Board. I have served on the Board for approximately eight (8) years. I have enjoyed the experience and have learned a great deal about business and in particular financing of businesses.

I look forward to continuing our business relationship and hope the Bank and its Board the very best.

Respectfully submitted,


/s/ Ben Heikkinen
----------------------
Ben Heikkinen
BH:eh




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